                                                                    EXHIBIT 10.3

                       THIRD AMENDMENT TO LEASE AGREEMENT

         This Third Amendment to Lease Agreement is made and entered into this 27 of March, 2003, by and between Sheridan Executive Centre, Ltd., a Florida Limited Partnership (hereinafter referred to as "LESSOR") and PanAmerican Bank, A Florida Corporation formerly known as Southern Security Bank (hereinafter referred to as "LESSEE").

         The terms of the Amendment shall supersede any terms in the Lease Agreement with Addendum dated October 20, 1986 by and between Florida First International Bank (as Tenant) and Sheridan Executive Centre (as Landlord), amended by Modification of Lease Agreement dated December 22, 1987 and Amendment to Lease Agreement dated June 16, 1997, collectively referred to as "Lease Agreement", covering the Premises located within the office building known as Sheridan Executive Centre at 3475 Sheridan Street in Hollywood, Broward County, Florida.

         To the extent that any provision within this Amendment conflicts with or modifies the terms and conditions of a referenced paragraph within the above referenced Lease Agreement, the terms and conditions contained within this Amendment shall control to the extent of the conflict or modification. The balance of the paragraph within the Lease Agreement shall remain in full force and effect.

MODIFICATION OF LEASE PARAGRAPH 1(b), ADDENDUM PARAGRAPH 3 AND AMENDMENT PARAGRAPH 1

         No later than April 1, 2003, LESSEE shall relinquish possession of the portion of the Demised Premises known as Suite 301A on the third floor, consisting of approximately 412.09 square feet ("Relinquished Space"). LESSEE shall continue to pay rent for the Relinquished Space through December 31, 2003. Thereafter, the Lease shall be amended so that the Demised Premises shall consist of Suite 104 on the first floor along with the drive-in tellers, which is stipulated for all purposes to have a floor area of 4,800 square feet.

MODIFICATION OF AMENDMENT PARAGRAPH 6

         The Lease Agreement requires that the cost of future improvements to suites 301-307 will be shared equally between the LESSEE and LESSOR until December 31, 2003. Construction drawings have been prepared for the interior alteration of Suite 301, a copy of which is attached hereto as Exhibit "A". The construction drawings will be given to three (3) independent general contractors for pricing. Within ten (10) days of the execution of a contract for the improvement of Suite 301, LESSEE shall pay to LESSOR as additional Rent an amount equal to fifty percent (50%) of the contract amount along with 50% of the architectural fees and other costs relating to the interior alteration of Suite 301.

         Except as herein specifically provided, all other terms and provisions of the Lease Agreement shall remain in full force and effect and are hereby ratified and affirmed by the parties hereto.

                       THIRD AMENDMENT TO LEASE AGREEMENT

         IN WITNESS WHEREOF, both LESSOR and LESSEE have caused these present to be executed this Amendment in multiple counterparts as of this 27 day of March 2003.

Witnesses:

                                LESSOR:

                                Sheridan Executive Centre, Ltd., A Florida
                                Limited Partnership
                                By: Its General Partner: Sheridan Executive
                                    Centre, LLC,
                                    A Florida Limited Liability Company,
                                    By: Its Managing Member: Berman Real Estate
                                        Corp.
                                        A Florida Corporation

/s/ [ILLEGIBLE]
---------------------------
As To LESSOR

/s/ [ILLEGIBLE]                 /s/ Howard B. Berman     /s/ Steven B. Berman
---------------------------     ------------------------------------------------
As To LESSOR                    By: Howard B. Berman, President &
                                Steven B. Berman, Vice President

/s/ [ILLEGIBLE]                 LESSEE:
---------------------------     Panamerican Bank, A Florida Corporation
As To LESSEE

/s/ [ILLEGIBLE]                 /s/ Michael Golden
---------------------------     ------------------------------------------------
As To LESSEE                    By: Michael Golden, Chief Executive Officer

                       Third Amendment to Lease Agreement

                                   Exhibit "A"

                                  [FLOOR PLAN]

                          AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement is made and entered into this 16th day of June, 1997 By and between SOUTHERN SECURITY BANK OF HOLLYWOOD, INC., A Florida Corporation, the "LESSEE"; and SHERIDAN EXECUTIVE CENTRE, A Florida general partnership, the "LESSOR."

The terms of this Amendment shall supersede any terms in the Lease Agreement with Addendum dated October 20, 1986 by and between Florida First International Bank (as Lessee) and Sheridan Executive Centre (as Lessor), amended by Modification of Lease Agreement, dated December 22, 1987, collectively referred to as "Lease Agreement," covering the premises located within the office building known as Sheridan Executive Centre at 3475 Sheridan Street in Hollywood, Broward County, Florida.

To the extent that any provision within this Amendment conflicts with or modifies the terms and conditions of a referenced paragraph with the above referenced Lease Agreement, the terms and conditions contained within this Amendment shall control to the extent of the conflict or modification. The balance of the paragraph within the Lease Agreement shall remain in full force and effect.

1.       MODIFICATION OF LEASE PARAGRAPH 1(b) AND ADDENDUM PARAGRAPH 3

The Demised Premises are stipulated for all purposes to have a floor area of approximately 5,212.09 rentable square feet plus the drive in area as shown in Exhibit "A." The Demised Premises shall consist of approximately 4,800 rentable square on the ground floor in Suite 104, plus approximately 412.09 rentable square feet within a portion of Suite 30l on the third floor (conference room). Ingress and Egress to the Demised Premises on the third floor shall only be through the exterior glass door.

The Lessee acknowledges and agrees with the method of calculation used in determining the Demised Premises and further agrees that the square footage amount specified in this Amendment and the rents which have been specified based upon such square footage, have been agreed to with finality. This acknowledgement and agreement by the Lessee is a material inducement for the Lessor to enter into this Amendment.

2.       MODIFICATION TO LEASE PARAGRAPH 3

By execution of this Amendment, both parties agree that the lease option is hereby exercised by the Lessee and the lease term is therefore extended until December 3l, 2013,

3.       MODIFICATION TO LEASE PARAGRAPH 1(c) AND ADDENDUM PARAGRAPH 3

From the date of execution and delivery of this Amendment by all parties through December 3l, 1997, the monthly rent shall be:

Suite 104         Monthly Base Rent                      $ 9,732.02
4,800 S.F.        Estimated Operating Expenses           $  l816.00
                  Six (6%) Florida Sales Tax             $   692.88
                  ---------------------------            ----------
                                                         $12,240.90

Suite 301A        Monthly Base Rent                      $   581.73
412.09 S.F.       Estimated Operating Expenses           $   208.45
                  Six (6%) Florida Sales Tax             $    47.39
                  ---------------------------            ----------
                                                         $   837.27

                  Total Monthly Rent                     $13,078.17
                                                         ==========

In addition to the rent specified above, the Lessee shall pay additional rent as specified in paragraph 5 of this Amendment.

4.       MODIFICATION TO LEASE PARAGRAPH 12 AND ADDENDUM PARAGRAPH 10

The Lessee expressly agrees that the Lessor has the option to allow any other tenant to place signage on the West end on the third floor fascia (front of building) facing South. The Lessee further agrees to remove the third floor signage on the East side of the building within sixty (60) days upon receiving written request of the Lessor. The tenant whose signage will replace the Lessee's east side will compensate the Lessee for the full unamortized book value of the sign, which as of this date is $ 25,871.72. [ILLEGIBLE] In consideration, the [ILLEGIBLE] Lessor will permit the Lessee to place their name on the Sheridan street [ILLEGIBLE] directory, subject to approval by Lessor. The signs will face both the East and West.

5.       ADDITIONAL RENT FOR RELINQUISHED SPACE

From the execution of this Amendment until December 31, 2003, the Lessee will pay on a monthly basis as additional rent an amount equal to 50% of the shortfall between the Lessee's obligation under the Lease Agreement associated with suites 301-307 prior to the execution of this Amendment and the actual rents collected by Lessor for suites 301-307.

The following chart represents (for illustrative purposes only) the minimum and maximum monthly base rent the Lessor Would have received Under the Lease Agreement prior to the execution of this Amendment associated with suites 30l-307. These numbers do not include operating expenses. The shortfall due to Lessor from Lessee will include base rent, operating expenses allocated to Suites 301-307 and applicable sales tax from the execution of this Amendment until December 31, 2003.


                                                Minimum(1)       Maximum(2)
                                                 Monthly          Monthly
                                                Base Rent        Base Rent
                                                ---------        ----------
July 1, 1997    - December 31, 1997             $7,577.04        $ 7,577.04
January 1, 1998 - December 3l, 1998             $7,804.35        $ 8,334.74
January 1, 1999 - December 31, 1999             $8,038.48        $ 9,168.22
January 1, 2000 - December 31, 2000             $8,279.64        $10,085.04
January 1, 2001 - December 31, 2001             $8,528.03        $11,093.54
January 1, 2002 - December 31, 2002             $8,783.87        $12,202.90
January 1, 2003 - December 31, 2003             $9,047.38        $13,423.19

         (1) Assuming minimum increase of three (3%) percent pet year

         (2) Assuming maximum increase of ten (10%) percent pet year

         For example; if rents (inclusive of both base rent and operating expenses) for Suites 301 through 307 would amount to $10,085.04 for a particular month and the only rental income collected was $5,085.04, and the Lessor had to expend $2,000.00 for tenant improvements associated with a new lease for Suite 304, then the additional rent for that month Would be invoiced for the amount of 50% Of the "shortfall" (i.e. $7,000.00 or additional rent of $3,500.00).

6.       FUTURE IMPROVMENTS TO RELINQUISHED SPACE

The cost of future improvements to suites 301-307 Will be shared equally between the Lessee and Lessor until the expiration of the current Lease term in December of 2003. Future improvements may include, but are not limited to, the construction of fire Walls, the construction of interior partitions, electrical modifications, air conditioning modifications, flooring, lighting, leasing commissions and any other necessary work to procure new tenants. Notwithstanding the foregoing, the Lessee, at its Sole expense, shall relocate all telephone and alarm equipment from its current location on the third floor to a new location within the Lessee's Demised Premises on the first floor. Upon the execution of this Amendment, all improvements, furniture & furnishings that are in place or leased to subtenants within suites 301-307 shall become the Sole property of the Lessor.

7.       SHARED AIR CONDITIONING

The Lessee acknowledges and agrees that the air conditioning system to the Suite 30l is the same system is shared by adjacent tenants and that the system is controlled by only one thermostat which has been set by the Lessor and may be re-set by the Lessor at its sole discretion from time to time during the term of this Lease. The Lessee agrees to cooperate with other tenants who share the system to maximize the comfort levels of all who share the system.

In the event the thermostat is kept under lock and key, the Lessor shall determine the setting as nearly as possible within the range Of 74 and 78 degrees and the Lessee agrees not to adjust, tamper with, or otherwise handle the thermostat or any other part of the system, and will indemnify the Lessor from loss, liability and expense if it does. Any disagreement with regard to the temperature within a reasonable variation from the above stated range will not entitle the Lessee to assert any claim of any kind against the Lessor.

Additionally, if Lessee or Lessee's employees smoke, and the amount of smoke become objectionable to adjacent tenants, the Lessee shall either install an approved air purifying filter system within thirty (30) days or will smoke only in areas outside the Demised Premises other than the stairwells, bathrooms, and other enclosed common areas.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

Signed, Sealed and Delivered
in the presence Of:

                        Lessor:
                        SHERIDAN EXECUTIVE CENTRE,
                        A Florida General Partnership
                        By:   Its Managing Partners
/s/ [ILLEGIBLE]               Paramount Properties, Inc.
-------------------           Jon J, Inc.
Witness

/s/ [ILLEGIBLE]         /s/ Howard Berman                   /s/ Michal J. Weil
-------------------     ------------------------------------------------------
Witness                 Howard Berman                           Michal J. Weil
                        President                               President
                        Paramount Properties, Inc.              Jon J, Inc.

                        Lessee:
                        SOUTHERN SECURITY BANK OF HOLLYWOOD, INC.
/s/ [ILLEGIBLE]         A Florida Corporation
-------------------
Witness

/s/ [ILLEGIBLE]         /s/ [ILLEGIBLE]
-------------------     ------------------------------------------------------
Witness
                                  Page 3 of 3

                           SHERIDAN EXECUTIVE CENTRE
                                FIRST FLOOR PLAN

                                  [FLOOR PLAN]

                                  EXHIBIT "A"

                                  [FLOOR PLAN]

                       3rd Fl Portion of Demised Premises
                              412.09 Rentable S.F.

                                  EXHIBIT "A"

                       ASSIGNMENT AND ASSUMPTION OF LEASE

                                   ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS: That Southern Security Bank of Hollywood, Inc., formerly known as Florida First International Bank, as ASSIGNOR, in good consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to ASSIGNOR in hand paid by PanAmerican Bank, as ASSIGNEE, does hereby sell, assign and transfer over unto the ASSIGNEE all of his right, title and interest in and to that certain Lease dated October 20, 1986, and modified on December 22, 1987 and on June 16, 1997, as attached herein, by and between, Sheridan Executive Centre, as LESSOR, and Florida First International Bank, as LESSEE, (hereinafter referred to as "Lease") for the rental of the following Demised Premises:

Spaces designated as suite numbers 104 and 301A, as specified on Exhibit 'A', consisting of approximately 5,212.09 rentable square feet, and the adjacent drive through area. The Demised Premises are also known as 3475 Sheridan Street, Hollywood, Florida.

It is specifically understood this Assignment shall not relieve the Assignor of any of its obligations to the LESSOR under said Lease.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this____________day of_____________,2002.

Signed, Sealed and delivered in the presence of:

                                   ASSIGNOR: Southern Security Bank formerly known as Florida First International Bank

___________________________
Witness
                                   ____________________________________________
                                   By: Floyd D. Harper, Senior Vice President

___________________________
Witness

                               ASSUMPTION OF LEASE

In good consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to ASSIGNEE in hand paid by ASSIGNOR, does hereby assume all of the LESSEE'S obligations, covenants and conditions under said Lease. ASSIGNEE hereby jointly and severally agrees to keep and perform all of the terms and conditions and amounts to be paid to the LESSOR thereunder.

At the termination of this Lease, the security deposit to be returned according to the provisions within said Lease shall be returned to ASSIGNEE, so long as this Assignment is in full force and effect without defaults.

It is specifically understood that ASSIGNOR will guaranty the performance of any of obligations to the LESSOR under said Lease.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this________________day of_____________, 2002.

Signed, Sealed and delivered in the presence of:

                                   ASSIGNEE: PanAmerican Bank
___________________________
Witness
                                   ____________________________________________
                                   By: Robert K. Garrett, Senior Vice President

___________________________
Witness

                              CONSENT TO ASSIGNMENT

LESSOR hereby approves and consents to the Assignment of said Lease. The consent to Assignment of this Lease to ASSIGNEE is on the condition that the ASSIGNEE has assumed all of the obligations, responsibilities and duties including the payment of rent required to be paid under said Lease, and further that this Consent to Assignment does not release ASSIGNOR from being individually and jointly responsible under the terms and conditions of said Lease.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this ______________day of _____________, 2002.

Signed, Sealed and delivered in the presence of:

                                   LESSOR: Sheridan Executive Centre, Ltd., A
                                   Florida Limited Partnership

___________________________        ___________________________________________
Witness                            By: Its General Partner Sheridan Executive
                                   Centre, L.C., A Florida Limited Liability
                                   Company
                                   By: Its Managing Member: Berman Real Estate
                                   Corp. A Florida Corporation Howard Berman,
                                   President & Steven B. Berman V. President

___________________________
Witness

                                 LEASE AGREEMENT

This LEASE AGREEMENT (this "Lease"), is made and entered into as of 20 day of October 1986, (by and between Sheridan Executive Centre a Florida General Partnership ("LANDLORD", or "LESSOR") and Florida First International Bank in organization) a Florida Banking institution (in organization ("TENANT" or "LESSEE").

                                   WITNESSETH:

    1. DEFINITIONS. LESSOR and LESSEE hereby agree that the words and phrases set forth below shall, when used in this Lease, have the following meaning:

         (a) "Building" shall mean the Building located upon the real property (the "Property") described in Exhibit "A" attached hereto and incorporated herein. Reference made to the Property In this Lease shall be deemed to include the Building unless expressly provided otherwise.

         (b) "Premises" or "Demised Premises" shall be as shown on the floor plan attached to this Lease as Exhibit "B". Exhibit "B" sets forth the general layout of the Building located on the Property, and shall not be deemed to be a Warranty, representation, or agreement on the part of the LESSOR that the Building will be exactly as on said Exhibit. The LESSOR may Increase, reduce, or change the number, dimensions, or locations of the walks, building or parking areas. The Demised Premises include a proportionate share of the Common Areas and Service Areas. The Demised Premises are stipulated for all purposes to have a floor area of approximately 10,169 square feet plus drive in area. (See Addendum)

         (c) "Base Rental" shall mean the sum per annum determined by multiplying the total number of "square feet" within the demised premises as defined in Paragraph 1 (b) above, times $ 13.00 / $ 12.00 per square foot. The Base Rental will be $ 147,228.00 (including drive in rental) per year.

         (e) "Lease Term" shall mean the Short Lease Term and the Full
Lease Term. During the lease term, each lease year shall end on December 31.

                  (1.) "Short Lease Term" shall mean a term commencing on the Commencement Date and continuing until midnight of the December 31st next following, except that if the Commencement Date occurs on a December 31st the Short Lease Term will end at midnight of the Commencement Date.

                  (2.) " Full Lease Term" shall be the period from January 1, 1988 through December 31, 2003.

         (f) "Common Areas" shall mean those areas devoted to corridors, elevator foyers, lobby, and elevator cabs, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, and other similar facilities provided for the common use or benefit of LESSEES generally and/or the public.

         (g) "Service Areas" shall mean those areas within the exterior walls of the Building used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, clues, vents, stacks, pipe shafts, and vertical ducts (but shall not include any such area designated for the exclusive use or benefit of the LESSEE).

         (h) "Exterior Common Area" shall mean those portions of the Property which are not located within the Building and which are provided and maintained for the common use and benefit of LESSOR and LESSEES of the Building generally and the employees, invitees, and licenses of LESSOR and such LESSEES; including, without limitations, all parking areas, enclosed or otherwise, and all streets, sidewalks, and landscaped areas.

         (i) "Building Standard Improvements" when used herein, shall mean those Improvements constructed or installed within the Premises which the LESSOR shall agree so provide according to Exhibit "C" attached hereto and incorporated herein for all purposes. "Building Grade" shall mean the type, brand and/or quality of materials, LESSOR designated from time to time to be the minimum quality to be used in the Building or the exclusive type, grade, or quality of material to be used in providing the Building Standard improvements.

    2. LEASE GRANT. Subject to and upon the terms, provisions and conditions herein set forth, and each in consideration of the covenants of the other hereunder, LESSOR bases to LESSEE and LESSEE leases from LESSOR the Premises.

    3. LEASE TERM. This Lease shall be in force during a period beginning on Commencement Date, See Addendum, and continuing until the expiration of the short lease term and full lease term, and the extended term(s) if any, unless this lease is sooner terminated or extended to a later date under any other terms or provisions hereof.

         Furthermore, the LESSOR hereby grants upto LESSEE one (1) option to extend the term of this Lease for ten (10) years, exercisable by signing LESSOR'S case Renewal Agreement no later than one hundred eighty (180) days prior to the expiration of the original full lease term. Rental during the extended term shall be determined by reference to Paragraph 5, hereof just as if any Lease Year in an extended term period was a Lease Year in original term of the Lease. Upon the request of the LESSOR, the LESSEE shall execute a written declaration in recordable form expressing the commencement and termination dates hereof.

         LESSEE agrees accept possession of the Promises when the Building Standard improvements to the Premises as provided in Exhibit "C" have been substantially completed. If there are any finishing touches remaining to be done which will not materially interfere with the conduct of LESSEE's business on the Premises, LESSEE will nevertheless accept delivery of the Premises and allow LESSOR to complete such finishing touches.

    4. USE. The Premises shall be used and occupied by LESSEE solely for the purpose of a Bank LESSEE agrees not to use or permit the use of the Premises or the Building for any purpose which is illegal, or which in LESSOR'S sole opinion, creates a nuisance.

    5. RENTAL.

         (a) LESSEE covenants and agrees to pay during the Lease Term and any extended term, to LESSOR, without any setoff or deduction whatsoever (except as expressly provided for herein), the Base Rental and all such other sums of money as shall become due hereunder as additional rent (all of which are sometimes herein collectively called rent"), for the nonpayment of which LESSOR shall be entitled to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rental, the Base Rental payable during each calendar year or portion thereof during the Lease Term, as increased pursuant to subparagraph (c) below, shall be due and payable in twelve (12) equal installments on the first day of each calendar month during the initial form of this Lease and any extensions or renewals thereof, and LESSEE hereby agrees to pay such Base Rental and any adjustments thereto to LESSOR at LESSOR'S address provided herein (or such other address as may be designated by LESSOR in writing from time to time) LESSEE agrees to pay all such sums in advance, and without notice or demand. If the Lease term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated based on the number of days in such month.

         (b) LESSEE shall pay all sales and use taxes levied or assessed against all rent payments due under this Lease simultaneously with each payment required hereunder.

         (c) LESSEE shall pay the monthly installments of the Base Rental as same come due through the end of the Short Lease Term, and thereafter during the initial Full Lease Term and the extended term, if any.

         (d) Time shall be of the essence in respect of the payment of all rent.

         (e) To Insure prompt payments of rent to the LESSOR, the LESSEE hereby agrees that should the LESSEE not pay rental due for a particular month by the seventh (7th) of that month, the LESSEE shall pay to the LESSOR a $ 100.00 late fee for that month in which he did not pay rent timely. It is reiterated here that monthly rental is payable a advance on the first (1st) day of each month during the term of this lease.

    6. PAYMENT OF OPERATING EXPENSES.

         (a) In addition to the Base Rental, as the same is adjusted pursuant to the Addendum, LESSEE shall according to the provisions of this paragraph, pay to LESSOR as additional rent, LESSEE'S prorata share of the "Operating Expenses" incurred by LESSOR in connection with the ownership, operation and management of the Property. The Operating Expenses shall be determined in accordance with generally accepted accounting principles as applied to the ownership, management and operation of such property and shall include the total of all expenses and costs of every kind and nature which LESSOR shall pay or be obligated to pay because of or in connection with the ownership and operation of the property, including but not limited to the following:

                  (1) Wages and salaries and all payroll costs or benefits paid to or on behalf of LESSOR'S employees engaged in the operation, maintenance and security of the property.

                  (2) Costs of all utilities furnished to the property, included water, sewer and electricity.

                  (3) All supplies and material used in the operation and maintenance of the Property.

                  (4) Cost of any maintenance or service agreements such as alarm or security service, janitorial service, landscape maintenance, window cleaning, and elevator or air conditioning service.

                  (5) Cost of all insurance, including but not limited to, fire, casualty, liability and rental abatement insurance applicable to the Property and LESSOR'S personal property used in connection therewith.

                  (6) Cost of repairs, replacements and general maintenance of the Property.

                  (7) All real property taxes and/or personal property taxes (or payments in lieu of such taxes) over excises, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Property. It's operations or the rent provided for in this Lease. (It is agreed that LESSEE will be responsible for advalorem taxes on it's personal property and on the value of leasehold improvements to the extent that same exceeds Building leasehold improvements to the extent that same exceeds Building Standard Improvements as described in Exhibit "C" of this Lease.


         (b) Operating Expenses shall not include: (1) expenses for repairs or other work occasioned by condemnation or fire or other casualty; (2) leasing commissions; (3) [ILLEGIBLE] or amortization of mortgages secured by the Property; (4) any expense fully reimbursed to LESSSOR by LESSEE or any other LESSEE of the Property, or any expense filled to and paid directly by same for their own account or on LESSOR'S behalf; and (5) expenses for repairs or replacement to the extent that same are reimbursed by insurance proceeds.

         (c) LESSEE'S share of the Operating Expenses shall be proportionate to the ratio of the square footage of the demised premises, determined in accordance with subparagraph 1.(b), to the square footage of the building.

         (d) Promptly following the Commencement Date, and thereafter, promptly following the beginning of each calendar year occurring during the term of this Lease, or any extension or renewal thereof, LESSOR shall deliver to LESSEE a statement setting forth LESSOR'S projection of the Operating Expenses for the then current calendar year and LESSEE'S prorata share thereof based on the portion of such calendar year during which this Lease is in effect. LESSEE'S share of the projected Operating Expenses shall be payable in equal monthly installments, due on the first day of each calendar month for the remaining months of such calendar year, as additional rent.

         (e) Commencing with LESSOR'S statement delivered at the beginning of the first full calendar year occurring during the term of this Lease, LESSOR shall also set forth the actual amount of Operating Expenses incurred during the proceeding calendar year, LESSEE'S prorata share of those actual Operating Expenses (to the extent that [ILLEGIBLE] Lease was in affect during that calendar year), and any underpayment or overpayment by LESSEE based on LESSOR'S monthly payment(s) (if any) of the projected Operating Expenses made during that proceeding calendar year. In the event of any underpayment by LESSEE, LESSEE shall pay the full amount of such deficiency to LESSOR within thirty (30) days of receipt of LESSOR'S statement. Any overpayment by LESSEE shall be deducted from the monthly installments of LESSEE'S share for the ensuing calendar year, as the same become due.

         (f) Prior to the expiration date of the Lease Term, LESSOR shall deliver to LESSEE a statement setting forth (i) LESSEE'S share of the actual Operating Expenses [ILLEGIBLE] during the final Lease Year, up to and including the date of expiration of the Lease Term, and (ii) any underpayment or overpayment of same based on LESSEE'S payment of LESSEE'S share of the projected Operating Expenses made during the final Lease Year. In the event of any such underpayment, LESSEE shall pay the full amount of [ILLEGIBLE] to LESSOR on or before the date of the expiration of the Lease Term. If LESSEE has overpaid, LESSOR shall reimburse LESSEE the full amount of such overpayment not later than the expiration date of the Lease Term. The respective obligations of the parties hereto pursuant to this Paragraph 6 shall survive the termination of this Lease.

SEC: 7/86

    7. SERVICES TO BE FURNISHED BY LESSOR. LESSOR [ILLEGIBLE] to furnish LESSEE the following services:

        (a) Water [ILLEGIBLE] those points of supply provided for [ILLEGIBLE] use of LESSEE and other LESSEES in the Building: [ILLEGIBLE] not to the Demised Premises.

        (b) Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building [ILLEGIBLE] manner and to the extent [ILLEGIBLE] LESSOR to [ILLEGIBLE] but not to the Demised Premises.

        (c) [ILLEGIBLE] service to all Common areas, Mondays through Fridays, exclusive of normal business holidays; but no service for the Demised Premises.

        (d) All Building Standard flourescent bulb and Incandescent bulb replacement in the Common Areas and Service Areas, but not in the Demised Premises.

        (e) Security in the form of limited access to the Building during other than Normal Business Hours shall be provided in such form as LESSOR deems appropriate. LESSOR, however, shall have no liability to LESSEE, its employees, agents, invitees, or licensees for losses [ILLEGIBLE] or burglary, or for damages done by unauthorized persons on the Premises and neither shall LESSOR be required to insure against any such losses. LESSEE shall operate fully in LESSOR'S efforts to maintain security in the Building and shall follow all regulations promulgated by LESSOR with respect thereto.

        (f) Elevator service to each floor of the Premises, provided that LESSEE shall be permitted to use such elevators for the purpose of moving bulky property in and out of [ILLEGIBLE] Building only during other than Normal Business Hours and only after first obtaining LESSOR'S consent to such use, request for such cons[ILLEGIBLE] to be submitted not less than (5) days in advance of each move. (LESSEE shall promptly reimburse LESSOR for all costs associated with the after-hours operation [ILLEGIBLE] service for moving [ILLEGIBLE]poses, including without limitation the cost of any operator or security personnel, and LESSEE shall also promptly reimburse LESSOR'S cost to repair any damage to the vator cab(s) or the Building resulting from LESSEE'S moving).

         The failure by LESSOR to any extent to furnish the de[ILLEGIBLE]ed services noted above, in whole or in part, or the interruption or termination of same, resulting from causes [ILLEGIBLE]ond the reasonable control of LESSOR shall not render LESSOR liable in any respect not be construed as an eviction (constructive or otherwise) of LESSEE, nor cause an [ILLEGIBLE]lement of rent, nor relieve LESSEE from the obligation fulfill any covenant or agreement hereof Should any of the equipment or machinery used in the provision of such [ILLEGIBLE]ices cease for any reason to function properly, LESSEE shall have no claim for offset [ILLEGIBLE] damages on account of an Interruption in service occasioned [ILLEGIBLE]by or resulting therefrom. Lessor shall take all steps necessary to promptly reinstate any interruption of the above services.

    8. IMPROVEMENTS TO THE PREMISES. LESSOR shall be obligated to construct or install, at LESSOR'S expense, only those Building Standard Improvements as provided in [ILLEGIBLE]bit "C". All [ILLEGIBLE]nstallations and [ILLEGIBLE]mprovements now or hereafter constructed in or placed on the Premises other than the said Building Standard [ILLEGIBLE]mprovements shall be for LESSEE'S account and at LESSEE'S sole cost and expense and shall be approved in advance by LESSOR. LESSEE shall pay all ad valorem taxes assessed separately on any [ILLEGIBLE]rovements to the Premises and all increased [ILLEGIBLE]nsurance premiums thereon.

    9. MAINTENANCE AND REPAIR OF BUILDING BY LESSOR. LESSOR agrees to keep in good repair the roof, foundations appurtenances, parking area, and exterior walls and [ILLEGIBLE]dows of the Building and underground utility and sewer pipes outside of the exterior walls [ILLEGIBLE] Building. LESSOR shall repair and maintain all heating, air conditioning. [ILLEGIBLE] electrical, ventilation, plumbing, and storm drainage equipment in the service areas and the common areas. Except as otherwise expressly provided herein[ILLEGIBLE] LESSOR [ILLEGIBLE] not be required to make any repairs in or to the Premises. Lessor shall keep in good repair all common areas and service areas.

    10. CARE OF THE PREMISES BY LESSEE. LESSEE shall, at its expense, keep the Premises in good repair and tenantable condition during the Lease Term. LESSEE agrees not commit or allow any waste to be committed on any portion of the Premises or the Property, and at the termination of this Lease to deliver up the Premises to LESSOR [ILLEGIBLE] condition as at the date of the Commencement Date, ordinary wear and tear accepted.

    11. REPAIRS AND ALTERATIONS BY LESSEE. LESSEE covenants and agrees with LESSOR, at LESSEE'S own cost and expense, to repair any damage done to the Premises [ILLEGIBLE] the Property, or any part thereof, including replacement of damaged portions or items where such damages are caused by LESSEE or LESSEE'S agents. Employees, and LESSEE covenants and agrees to make all such repairs as may be required to restore the Premises, the Building or the Property to as good [ILLEGIBLE] conditions as it was prior to such damage. All such work or repairs by LESSEE shall be [ILLEGIBLE] in compliance with all applicable laws; provided, however, if LESSEE, fails to [ILLEGIBLE] such repairs or replacements promptly. LESSOR may, at its option, make such repairs or replacements, and LESSEE shall pay the cost thereof to the LESSOR within ten (10) days of LESSOR'S demand therefore, as additional rent. LESSEE agrees with LESSOR not to make or allow to be made any alterations to the Premises. Install any vending machines on the Premises or place signs on the Premises which are visible from outside the Premises, without first obtaining prior written consent of LESSOR in each sub [ILLEGIBLE] which consent may be given on such reasonable conditions as LESSOR may elect. Any and all alterations or additions to the Premises made by LESSEE shall [ILLEGIBLE]come the property of the LESSOR upon termination of this Lease (except for movable equipment or furniture owned by LESSEE), LESSOR may, nonetheless, require LESSEE to remove any and all fixtures, equipment[ILLEGIBLE] and other improvements installed on the Premises: In the event that LESSOR so elects and LESSEE fails to remove LESSOR may remove such improvements at LESSEE'S cost, and LESSEE shall pay LESSOR on demand the cost of restoring the Premises to [ILLEGIBLE] repair and ordinary wear and tear accepted.

    12. GRAPHICS, SIGNAGE AND [ILLEGIBLE] at LESSEE'S cost, all letters or numerals on door entering the Premises. All such [ILLEGIBLE] or numerals shall be in the standard graphics as approved by LESSOR for the Building, and no others shall be permitted on the Premises without LESSOR'S prior written [ILLEGIBLE]. LESSOR shall provide all window and door treatments at LESSER'S cost. Repairs and maintenance of graphics, signs, doors and window treatments shall be at LESSEE'S expense. *which consent shall not be unreasonably withheld.

    13. USE OF ELECTRICAL SERVICES BY LESSEE. LESSEE'S use of electrical services shall not exceed, either in voltage, rated capacity, or overall load that which LESSOR deems be Building Standard. In the event LESSEE shall request that it be allowed to consume electrical services in excess of that deemed by LESSOR to be Building Standard. LESSOR may refuse to consent to such usage or may consent upon such conditions, LESSOR elects (Including the requirement) [ILLEGIBLE] submeters be installed at LESSOR'S [ILLEGIBLE]. The parties hereto acknowledge that Lessee's use of electrical services as contemplated in [ILLEGIBLE] engineer's letters attached hereto as Exhibit D meets Building Standards.

    14. PARKING. outing the term of this Lease, LESSOR shall maintain as parking spaces and all [ILLEGIBLE] and walk away located on the property available to LESSEE on a [ILLEGIBLE] exclusive basis which LESSOR and other LESSEES of the Building, their guests and invitees. All parking shall be provided at no charge to LESSEE. LESSOR reserve the [ILLEGIBLE] to assign parking spaces. LESSOR shall also have the right to establish or modify the methods used to control parking on the property. Including without limitation the [ILLEGIBLE] of certain control devices or the hiring of parking attendants. LESSOR shall not be liable for any damage to or any theft of any vehicles, or any contents there from [ILLEGIBLE] in or about the parking areas located on the property. The LESSOR reserve the right to and to close any part of the common areas for such times as may. In the opinion of the LESSOR'S council, be necessary to prevent a dedication thereof, or the accrual of any rights in any person and to be [ILLEGIBLE] any part to the parking areas for such times as LESSOR deems necessary in order to discourage non-customer parking, for repairs and maintenance to building or [ILLEGIBLE] the parking areas as LESSOR in its descration and deems necessary for the benefit of the Office Building. * in Lessor's reasonable discretion.

    15. LAWS AND REGULATIONS. LESSEE agree with comply with all applicable laws, ordinances, rules and regulation, of any governmental entity agency or authority having [ILLEGIBLE] over the Premises or LESSEE'S use thereof.

    16. BUILDING RULES AND REGULATIONS. LESSEE will comply with the reasonable rules and regulations of the Building adopted and altered by LESSOR from time to time and [ILLEGIBLE] cause all of its agents, employees, invitees, visitors to do so. LESSOR shall give LESSEE notice of all such rules and regulations and any changes there to and LESSEE [ILLEGIBLE] be charged with compliance with such rules and regulations as the same may be changed from the time to time from the date of said notice. Such rules and regulations shall not interfere with the conduct of Tenant's business as a Bank.

    17. ENTRY BY LESSOR. LESSEE agrees to permit LESSOR or its agents of represent to enter [ILLEGIBLE] and upon any part of the Premises at the reasonable hours (and in [ILLEGIBLE] at all times) to inspect the condition, occupancy or use thereof, or to show the Premises to prospective purchasers mortgages, tenants or insuers, or to clean, or [ILLEGIBLE] repairs alterations or additions there to, and LESSEE shall not be entitled to any [ILLEGIBLE] or reduction of rent by reason thereof.

    18. ASSIGNMENT AND SUBTELLING. LESSEE shall not assign, sublease, transfer, pledge, or encumber Lessee or any interest their in without LESSOR'S prior written content which will not be unreasonably with held. Any attempted assignment sublease or other transfer or encumbrance by LESSEE in violation of the terms and covenents of this paragraph shall be void.

    19. MECHANIC'S LIENS. LESSEE will not permit any mechanic's liens or liens to be [ILLEGIBLE] upon the premises or any portion of the Building or the Property and nothing in this case shall be deemed or construed in any way as constituting the consent or request LESSOR, express or implied, by entrence or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof; nor as giving LESSEE any right, power, or authority to contract for or permit the [ILLEGIBLE] of any services or the furnishing of any materials that would or might give rise to any mechanic's or other liens against the Premises. In the event any such lines is claimed against the Premises. Then LESSEE shall discharge some or transfer such lien to other security within fifteen (15) days of notice thereof, or furnish LESSOR with surely bonds [ILLEGIBLE] by a surety company reasonably satisfactory to LESSOR, protecting LESSOR for any losses because of nonpayment of such lien claim and further shall indemnity [ILLEGIBLE] save harmless LESSOR from and against any and all costs, expenses, claims, losses or damages. Including reasonable council fees resulting therefrom or by reason [ILLEGIBLE]. In the event that LESSEE falls to discharge to otherwise remove any such lines, then, in addition to any other right or remedy of LESSOR, LESSOR may, but shall not be obligated to discharge the same. Any amount paid by LESSOR for any of the aforesaid purposes shall be reimbursed by LESSEE to LESSOR within ten (10) days of LESSOR'S [ILLEGIBLE] therefor as additional rent.

    20. PROPERTY INSURANCE, LESSOR shall maintain fire and extended coverage insurance on the Building and the Premises in an amount equal to the full insurable value there [ILLEGIBLE]. Such insurance shall be maintained by the LESSOR and therefore, payments for losses hereunder shall be made solely to LESSOR or LESSOR'S mortgagee(s), as there interest shall appear. LESSEE shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all its personal property. Including removable trade fixtures, located in the Premises in such additional amounts as are required to meet LESSEE'S obligations pursuant to Paragraph 24 hereof. LESSEE shall, at LESSOR'S request from time to time, provide LESSOR with current certificates of Insurance evidencing LESSEE'S compliance with this paragraph 20 and paragraph 21 hereof. LESSEE shall obtain the agreement of LESSEE'S insurers to notify LESSOR at least ten (10) days prior to cancellation or expiration of any such insurance [ILLEGIBLE] required of LESSEE by this paragraph 20 and paragraph 21 hereof.

    21. LIABILITY INSURANCE. LESSEE will during the term of this lease, at its own cost and expense, maintain and provide general liability Insurance for the benefit and protection of LESSOR and LESSEE (said policy [ILLEGIBLE] name LESSOR and its management company as an additional Insured), In an amount not less than $1,000,000.00 for injuries to any one person or more than one person and for damage to property in an amount of not less than $100,000.00 arising out of any one accident or occurance. Said policy shall cover [ILLEGIBLE] Demised Premises, the side walks adjoining [ILLEGIBLE] and the other areas of the area described in Exhibit "A" used by LESSEE. The Public Liability Policy or a certificate thereof shall be delivered to LESSOR at the commencement of the term, together with proof of payment of premium and renewals thereof not less than twenty (20) days before its expiration date. Said policy and/or certificate shall contain an undertaking by the insurer to give LESSOR not less than ten
(10) days written notice of any cancellation or change in [ILLEGIBLE] or amount of coverage of such policy. If LESSEE fails to comply with this requirement, LESSOR may obtain such insurance and keep same in effect and LESSEE shall [ILLEGIBLE] LESSOR the cost thereof upon demand as additional rent. LESSEE shall carry plate glass insurance coverage for the full insurable value naming LESSOR and its management company as an additional insured and supply LESSOR with said policy or certificate copy thereof. *the demised premises for access to walk in and drive in tellers if any

    22. ASSUMPTION OF RISKS. LESSOR shall not be [ILLEGIBLE] to LESSEE or LESSEE'S customers, licensees, agents or guests or employees for any injury or damages to its, his or their persons or property by any cause whatsoever, including, but not limited to acts or [ILLEGIBLE] of any other tenant in the Building, construction detects, water, rain, steel, [ILLEGIBLE] storms, negligence and accidents, breaking, stoppage or leaks of gas, water, heating, sewer pipes, boilers, wiring or plumbing or any other [ILLEGIBLE] in or about this Premises. LESSEE expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times, Indemnity and save LESSOR harmless from and against all liability damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises. **except for the negligent acts or omissions by Lessor it's employees or agents.

    23. [ILLEGIBLE] OF SUBROGATION RIGHTS. Any thing in this Lease to the contrary not [ILLEGIBLE] LESSOR and LESSEE each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements or any other cause(s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 20 hereof, regardless of cause or origin, Including negligence of the other party hereto, its agents, officers, or employees; provided that such waiver by either LESSOR or LESSEE does not limit in any way such party's right to recovery under such Insurance policies. LESSOR and LESSEE shall each obtain [ILLEGIBLE] endorsement to all of their insurance polices to effect the provisions of this paragraph, provided that such endorsements are available at no additional cost.

    24. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, LESSEE shall give prompt written notice thereof to LESSOR, If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, In LESSOR's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of LESSOR'S should require that the Insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building. LESSOR may at its option , terminate this Lease by notifying LESSEE in writing on such termination within ninety (90) days after the date of such damage. If LESSOR does not thus elect to terminate this Lease. LESSOR shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that LESSOR'S obligation to restore shall not exceed the scope of the work required to be done by LESSOR in originally constructing the Building and
installing   [ILLEGIBLE]  (as described [ILLEGIBLE] the Work Letter but not including replacement of acoustical ceiling tiles) in the Premises, nor shall LESSOR be required to spend for such work an amount in excess of the insurance proceeds actually received by LESSOR as a result of the casualty. When the Shelf [ILLEGIBLE] have been restored by LESSOR, LESSEE shall complete the restoration of the Premises to Building Standard and the restoration of LESSEE'S furniture and equipment. LESSOR shall, subject to the last sentence of this paragraph, provide LESSEE with an allowance (the "Reconstruction Allowance") to pay for reconstruction of the Premises to Building Standard, such Reconstruction Allowance to be in a dollar amount equal to the actual original cost to LESSOR of providing the Allowance items provided by LESSOR pursuant to the Work Letter.
Except for reconstruction of the   [ILLEGIBLE]  by LESSOR and the Reconstruction
Allowance, all cost and expense of reconstructing the Premises to Building Standard shall be borne by LESSEE. LESSOR shall not be liable for any inconvenience or [ILLEGIBLE] to LESSEE or injury to the business of LESSEE resulting in any way from such damage or the repair thereof, except that, such termination to be effective 30 days from Lessee's receipt of such notice.

  **plus any increase in the cost of living, commencing with the [ILLEGIBLE].

SEC: 7/86

[ILLEGIBLE] to the provisions of the next sentence, LESSOR sha[ILLEGIBLE]w LESSEE a fair diminution of rent during the time and to [ILLEGIBLE] xlent the Premises are unfit for occupancy. If the [ILLEGIBLE] or any other portion of the building be damaged [ILLEGIBLE] or other casualty resulting from the fault or negligence,[ILLEGIBLE] LESSEE or any of LESSEE'S agents, employees, or [ILLEGIBLE], the rent hereunder shall not be diminished during the repair of such damage, and LESSEE shall be liable to LESSOR for the entire cost of the repair and restoration of Building caused thereby to the extent such cost and expense is not covered by LESSOR's insurance proceeds.

     25. CONDEMNATION. If the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or if the same [ILLEGIBLE]uld be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole of the Building or the Premises is thus taken or sold, then LESSOR (whether or not the Premises are affected thereby) may, at its option, termi[ILLEGIBLE] this Lease by giving written notice thereof to LESSEE, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or [ILLEGIBLE]mises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be diminished by an liable amount, the LESSOR shall, to the extent LESSOR deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall exceed the scope of the work done by LESSOR in originally constructing the Building and installing Building Standard improvements in the Premises, nor shall LESSOR in event be required to spend for such work an amount in excess of the amount received by LESSOR as compensation for such taking. All amounts awarded upon a taking of part or all of the Building or the Premises shall belong to LESSOR, and LESSEE shall not be entitled to and expressly waives all claim to any such compensation.

     26. DAMAGES FROM CERTAIN CAUSES. LESSOR shall not be liable to LESSEE for any loss or damage to any property occasioned by theft, fire, act of God, public enemy, [ILEGIBLE], riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of LESSOR. Nor shall LESSOR be liable for any damage or inconvenience which may arise through repair or alterations of any part of the Building or Premises.

     27. EVENTS OF DEFAULT/REMEDIES.

         (a) The following events shall be deemed to be events of default by LESSEE under this Lease: (i) LESSEE shall fall to pay any rent or any other sums of money due [ILLEGIBLE]eunder and such failure shall continue for a period of ten (10) days after the date such sum is due: (ii) LESSEE shall fail to comply with any provision of this Lease or any [ILLEGIBLE]er agreement between LESSOR and LESSEE, including the Work Letter, all of which terms, provisions and covenants shall be deemed material: (iii) the leasehold [ILLEGIBLE]eunder demised shall be taken on execution or other process of law in any action against LESSEE: (iv) LESSEE shall fail to promptly move into, take possession of and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or vacate or abandon any substantial portion of the Premises: LESSEE shall become insolvent or unable to pay its debts as they become due, or LESSEE notifies LESSOR that if anticipates either condition: (vi) LESSEE takes any action or notifies LESSOR that LESSEE intends to file a petition under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the ted States or any State thereof, or a petition shall be filed against LESSEE under any such statute or LESSEE or any creditor of LESSEE notifies LESSOR that it knows such petition elition will be filed or LESSEE notifies LESSOR that it expects such a petition to be filed; or (vii) a receiver or trustee shall be appointed for LESSEE'S leasehold interest in the mises or for all or a substantial part of the assets of Lessee.

         (b) Upon the occurrence of any event or events of default or other breach of this Lease by LESSEE not arising from LESSEE'S failure to pay any rent or other sums of [ILLEGIBLE]ney due hereunder within ten (10) days of the due date, and whether such default or defaults are enumerated in this Paragraph or not, then if LESSEE fails to cure any such [ILLEGIBLE]ault within thirty (30) days of written notice from LESSOR, LESSOR shall have the option to pursue any one or more of the following remedies: (i) LESSOR shall have the [ILLEGIBLE]ht, at its election, to cancel and terminate this Lease and dispossess LESSEE; or,
(ii) LESSOR shall have the right without terminating or cancelling this Lease to declare all [ILLEGIBLE]nts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereon all rents and other changes due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated: (iii) LESSOR may elect to [ILLEGIBLE]s the Premises and relent the Premises for LESSEE'S account, holding LESSEE liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the rent due and payable under the terms of this Lease: (iv) If LESSEE is in default for any reason which would require written notice from LESSOR, and if such default cannot reasonably be [ILLEGIBLE] to be cured within the said thirty (30) day period, then LESSEE shall have a reasonable period of time to effect such cure, provided that LESSEE promptly commences a cure and proceeds diligently to completion of same.

         (c) In the event of any default by LESSEE arising from the failure to pay rent or any other sum due hereunder within the ten (10) day period provided in subparagraph a (i) above. LESSOR may immediately exercise any remedy provided in subparagraph (b) above without being first required to give LESSEE written notice of such default.

         (d) This Paragraph 27 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby [ILLEGIBLE]er unenforceable any other portion.

         (e) LESSOR shall be in default hereunder in the event LESSOR has not begun and pursued with reasonable diligence the cure of any failure of LESSOR to meet its obligations hereunder within ten (10) days of the receipt by LESSOR of written notice from LESSEE of the alleged failure to perform. In no event shall LESSEE have the right to terminate or res[ILLEGIBLE] this Lease as a result of LESSOR'S default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or document hereof, whether in this Lease or elsewhere. LESSEE hereby waives such remedies of termination and recission and hereby agrees that LESSEE'S remedies for default hereunder and for breach of any promise or inducement by LESSOR shall be limited to a suit for damages and/or/fic special performance. at period of the exercise of any such remedies it will love the mortgage as holding mortgages on the Building notices and reasonable time to cure any default by LESSOR co video that Lesson commences to cure such default written 10 days from recent of notice by

         (1) LESSEE agrees to reimburse LESSOR on demand for any expenses which LESSOR may incur in effecting compliance with LESSEE'S obligations under this lease, and LESSEE further agrees that LESSOR shall not be liable for any damages resulting to the Tenant from such action. All such remedies of LESSOR shall be cumulative. and in addition, LESSOR may pursue any other remedies that may be permitted by law or in equity. forbearance by LESSOR to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waler of such default or remedy.

     28. PROPERTY TAXES AND ASSESSMENTS. LESSEE shall be liable for all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by LESSEE in the Premises. If any such taxes for which LESSEE is liable are leveied or assessed against LESSOR or LESSOR'S property and if the assessed value of LESSOR'S property is increased by inclusion of personal property, furniture or fixtures or equipment placed by LESSEE in the Premises, and LESSOR elects pay the taxes based on such increase, LESSEE shall pay to LESSOR upon demand that part of such taxes for which LESSEE is liable hereunder, such payment shall be due osadditional rent.

     29. PEACEFUL ENJOYMENT. LESSEE shall, and may peacefully have, hold, and enjoy the Premises against all persons subject to the other terms hereof, provided that LESSEE pays the rent land other sums herein reclied to be paid by LESSEE and performs all of LESSEE'S covenants and agreements herein onlined. This covenant and any and all other covenants of LESSOR shall be binding upon LESSOR and its successors only with respect to breaches occurring during its or their respective periods of ownership of the LESSOR'S interest hereunder.

     30. HOLDING OVER. In the event of holding over by LESSEE without LESSOR'S written consent thereto after expiration or other termination of this Lease or in the event LESSEE continues to occupy the Premises after the termination of LESSEE'S right of possession pursuant to Paragraph 27 (b) hereof, LESSEE covenants and agrees, throughout the entire holdover period, to pay rent equal to twice the Base Rental, as the same is adjusted pursuant to the terms hereof, and any additional rent which would have been applicable had the term of this Lease continued thought the period of such holding over by LESSEE. No possession by LESSEE after the expiration of the term of this lease shall be construed to extend the term of this Lease unless LESSOR has consented to such possession in writing, and throughout such holdover period LESSEE shall be deemed a LESSEE-at-sufferance.

     33. NO IMPLIED WAIVER. The failure of LESSOR to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by LESSEE or receipt by LESSOR of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such rent or pursue any other remedy provided in this Lease.

     34. TRANSFERS BY LESSOR. LESSOR shall have the right to transfer and assign, in whole or in part all its rights and obligations hereunder and in the Building and the Premises referred to herein, and in such event and upon such transfer LESSOR shall be released from any further obligations hereunder, and LESSEE agrees to look solely to such successor in interest of LESSOR for the performance of such obligations.

     35. NOTICE. Any notice, demand or request to be given pursuant to this Lease must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party, or by prepaid telegram, when appropriate, addressed to the party to be notified at the address stated in this Lease or such other address notice of which has been given to the other party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited. Notwithstanding any provision of this Lease to the contrary however, LESSOR may always give LESSEE notice by addressing or delivering same to the Premises, Until further notice, the addresses for the parties shall be as follows:

         As to LESSOR: c/o Paramount Realty, Inc., 3363 Sheridan Street, Suite 201, Hollywood, Florida 33021. With a copy in loseph [ILLEGIBLE] Schwartz, Esquire, 4040 Sheridan Street, Hollywood, Florida 33021. As to Tenant: Florida First International Bank, 16441 NW 2 Avenue, Miami, FL

     36. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other then those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforce to the fullest extend permitted by law.

     37. GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

     38. TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Tenant and Landlord time is of the essence of this Lease.

     39. FORCE MAJAURE. Whenever a period of time is herein prescribed for the taking of any action by LESSOR, LESSOR shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord. This paragraph shall also apply to Lessee.

     40. LESSEE PARKING. LESSEE and LESSEE'S employees shall park their cars only in those portions of the parking area designated for that purpose by Owner. LESSEE shall furnish Owner with State automobile license numbers assigned to LESSEE'S car or cars and cars of LESSEE'S employees within five (5) days after taking possession of the premises and shall thereafter notify the Owner of any changes within five (5) days after such changes occur. In the event that the LESSEE or its employees fall to park their cars in designated areas as aforesaid, then the Owner at its option shall charge the LESSEE Ten ($10.00) Dollars per day per car parked in any area other than those designated, as and for liquidated damage.

     41. BROKERS. LESSOR and LESSEE each represent and warrant one to the other that neither of them has employed any broker in connection with the negotiation of the terms of this Lease or the execution thereof other than N/A, on behalf of LESSEE, and Paramount Realty, Inc., or behalf of LESSOR. LESSOR and LESSEE hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. LESSOR recognizes N/A and Paramount Really, Inc. as the sole broker with whom LESSOR has dealt in this transaction and LESSOR agrees to pay any commissions determined to be due said border Michael j. Well and Howard B. Berman are real estate brokers, associated with Paramount Really, Inc. as well as managing partners of LESSOR.

     42. CAPTIONS. The Paragraph captions used herein are for convenience and reference only.

     43. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of LESSOR and LESSEE.

     44. AMENDMENTS. The provisions of this Lease may not be modified or amended, except by an instrument in writing and signed by both parties hereto.

[ILLEGIBLE]

         45. BINDING EFFECT. This lease shall be binding upon and insure to the benefit of LESSOR, its successors and [ILLEGIBLE] and LESSEE, its successors and to the extent [ILLEGIBLE] is permitted under the provisions hereof, LESS assigns.

         46. LESSEE FINISH CREDIT. LESSEE intends to finish the Demised Premises over and above Building Standard, as heretofore defined, all at LESSEE'S own cost and [ILLEGIBLE] LESSOR hereby grants unto LESSEE an interior LESSEE finish credit and allowance equal to $15.00 per square foot of space within the Demised [ILLEGIBLE].

         47. SUBORDINATION. The LESSEE'S estate as created hereby is and shall ever hereafter be subject and subordinate to the lien of any mortgage encumbering the fee little to Property and/or Building., provided that such mortgagee enters into a non-disturbance agreement with see.

         48. ESTOPPELS/STATEMENTS. Either the LESSOR or the LESSEE agree, at the other's request, within ten (10) days of such request, to execute and deliver an esioppel statement certifying that as of the date of the certificate the leases is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and [ILLEGIBLE] as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not LESSOR/Lessee is in [ILLEGIBLE] or performance of any convenant, agreement or condition contained in this Lease.

             Upon the request of the LESSOR, the LESSEE should execute a written statement selling forth the commencement and termination dates of this Lease.

         49. LEASE NOT RECORDABLE. This Lease is not recordable by either party.

         50. SECURITY DEPOSIT. The LESSEE has deposited with the LESSOR the sum of $8,500.00 Dollars, as security for the faithful performance observance by the LESSEE of the terms, provisions and conditions of this Lease; It is agreed that in the event the LESSEE defaults in respect with any of the terms, provides and conditions of this Lease, Including, but not limited to, the payment of rent and additional rent, the LESSOR may use, apply or rejoin the whole or any part of the [ILLEGIBLE] deposited to the extent required for the payment of rent and additional rent or other sums as to which the LESSEE is in default or for any sum which the LESSOR may end or may be required to expend by reason of the LESSOR'S default in respect to any of the terms, covenants and conditions of this Lease, Including but not limited to any [ILLEGIBLE] or deficiencies in the re-letting of the premises, whether such damages or deficiencies accrued before or after summary proceedings or the re-entry by the LESSOR.

             (a) LESSOR'S LIEN. That the said LESSEE pledge, with and assigns unto the LESSOR all the furniture and fixtures, good and chattels of the said LESSEE, which may [ILLEGIBLE] or put on said premises, as security for the payment of the rent herein reserved, and agrees that the LESSOR'S lien for the payment of said rent may be enforced by [ILLEGIBLE], foreclosure or otherwise, at the option of the said LESSOR, and LESSEE agrees that such lien is granted to the LESSOR and vested in said LESSOR, and the LESSEE her agrees that, in case of the failure of the said LESSEE to pay the rent herein reserved when the same shall become due, and it becomes necessary for the LESSOR to [ILLEGIBLE] said rent, by suit or through an attorney, or should LESSOR employ an attorney because of the breach by LESSEE of any of the terms, covenants or agreements contained [ILLEGIBLE] lease, the LESSEE will pay the LESSOR a reasonable attorney's fee, together with all costs and charges incurred by, through or in connection with such collection or in other suit or action in which may be brought in any Court because of a breach of any terms, covenants or agreements contained in this lease.

         52. LESSOR RIGHT OF RE-ENTRY. In the event that the LESSEE shall not pay the rent at the time and in the manner stated, or shall fail to keep and perform any other conditions, stipulations or agreements herein contained on the part of the LESSEE to be kept and performed, or if the LESSEE shall suffer to be filed against LESSEE an involuntary [ILLEGIBLE] in bankruptcy or shall be [ILLEGIBLE] a voluntary or Involuntary bankrupt, or make an assignment for the benefit of creditors, or should there be appointed a Receiver to [ILLEGIBLE] charge of the premises either in the State Courts, or in the Federal Court, or abandon the premises, then, and in any of such events the LESSOR may, at LESSOR'S option. [ILLEGIBLE] and end this lease, whereupon the term hereby granted, and at the LESSOR'S option, all right, little and interest in or under it, shall end the LESSEE become a LESSEES at sufferance or else said LESSOR may, at LESSOR'S option, [ILLEGIBLE] to declare the entire rent for the balance of the terms or any part there-[ILLEGIBLE] due and payable forthwith, and may proceed to collect the same either by distress or otherwise, and thereupon said term shall terminate, at the option of the LESSOR, or [ILLEGIBLE] the said LESSOR may take possession of the premises and rent the same for the account of the LESSEE, the exercise of any of which options herein contained shall not be [ILLEGIBLE] the exclusive LESSOR'S remedy; the expression "entire rent for the balance of the terms" as used herein shall mean all of the rent prescribed to be paid by the LESSEE [ILLEGIBLE] the LESSOR for the full term of the lease, less however, any payments that have been made on account of and pursuant to the terms of said lease or pursue any other eddies provided hereunder, if the [ILLEGIBLE] fails to remove its property upon the expirations of this lease the said property shall be abandoned and shall become the property of LESSOR, Or the LESSOR shall have the option of having said property removed at the LESSEE'S sole expense.

         53. NON-LIABILITY OF LESSOR. LESSOR shall not be responsible or liable to LESSEE for any loss or damage that may be occasioned by or thought the acts or omissions of sons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased [ILLEGIBLE] are a part, or for any loss or damage resulting to LESSEE or its property [ILLEGIBLE] burst, stopped or leaking water, gas, sewer, sprinkler or steam pipes or air conditioning [ILLEGIBLE] or plumbing fix [ILLEGIBLE] or from any failure of or defect in any electrical line, circuit or facility., not due to the negative act or omission [ILLEGIBLE] lesser this agents or employees.

         54. LIMITATION OF LIABILITY. LESSOR, or any successor in interest to LESSOR shall be an individual, joint venture, tenancy-in-common, trustee, firm, or partnership, [ILLEGIBLE] or limited, there shall be no person liability on the part of such individual or on the members of such joint venture, tenancy-in-common, trustee, firm or partnership, [ILLEGIBLE] to any of the covenants or conditions of this lease. The LESSEE hereby acknowledges that it shall [ILLEGIBLE] solely to the equity of LESSOR in the building ________________ for the satisfaction or assertion of the remedies of LESSEE against LESSOR, in the event of breach by LESSOR of any of the [ILLEGIBLE] or conditions of this lease, If LESSOR shall convey little to the demised premises pursuant to a sale or exchange or properly, the LESSOR shall not be liable to [ILLEGIBLE] or any immediate or remote assignee or successor of LESSEE as to any act or omission from and after any such conveyance.

         56. SPECIAL CLAUSES;

              See Addendum attached hereto and made a part hereof.

         IN WITNESS WHEREOF, LESSOR and LESSEE have caused these presents to be executed this lease in multiple original counterparts as of the day and year first [ILLEGIBLE] written.

Executed in the presence of:           LESSOR;

--------------------------------       SHERIDAN EXECUTIVE CENTRE
                                       -----------------------------------
                                       a Florida general partnership

--------------------------------       By: /s/ [ILLEGIBLE]
                                           --------------------------------
                                           Managing Partners

                                       TENANT: FLORIDA FIRST INTERNATIONAL BANK
                                       (in organization) a Florida Banking
                                       Institution in organization

/s/[ILLEGIBLE]                         /s/ [ILLEGIBLE]
--------------------------------       ------------------------------------
[ILLEGIBLE]

[ILLEGIBLE]

                           ADDENDUM TO LEASE AGREEMENT

                 By and Between FLORIDA FIRST INTERNATIONAL BANK
              (in organization), a Florida banking corporation in
               organization, the "LESSEE"; and SHERIDAN EXECUTIVE
              CENTRE, a Florida general partnership, the "LESSOR."

     1. The terms of this Addendum shall supersede any terms in the Lease Agreement to which it is attached, which are in conflict with it.

     2. Three Lane Drive-In Bank Teller Facility. A three lane drive-in bank teller facility, including all driveways thereto to permit adequate motor vehicular and pedestrian access will be constructed, by LESSOR, at LESSOR's expense in accordance with the plans and specifications prepared by Cook-Reiff & Associates dated October 6, 1986, as previously submitted to LESSEE. The LESSOR represents unto LESSEE that zoning approval for such drive-in facility is pending with the City of Hollywood, and such approval shall be rendered prior to the Lease commencement date referred to below. LESSOR further represents that all zoning requirements and prerequisites for the zoning approval have been met. LESSEE shall supply and install the bank equipment for the drive-in facility, such as the pneumatics and electrical fixtures. LESSOR shall not be liable for any expense in excess of Thirty Thousand ($30,000.00) Dollars in construction of the canopy for the drive-in facility. Any excess cost for the canopy shall be paid by LESSEE, provided, however, that LESSEE shall first have the right to approve the bid and contract for the canopy construction, in the event the cost of same exceeds the sum of Thirty Thousand ($30,000.00) Dollars.

         LESSEE shall pay the sum of One Thousand Seven Hundred ($1,700.00) Dollars per month base rental for the drive-in facility. However, the drive-in facility shall not be used in the calculation of LESSEE's pro rata share of the "operating expenses" as referred in paragraph 6 of the Lease Agreement, but shall be subject to the rent adjustment referred to in paragraph 6 of this Addendum.

     3. The demised premises consists of 4,800 square feet on the first floor, 5,369 square feet on the third floor of the building (Suites No. 301 through 307) and the drive-in facilities, all as more particularly set forth on the attached Composite Exhibit B. These premises shall be included in the definition of "premises" or "demised premises," as used in the Lease Agreement and this Addendum. The base annual rent per square foot on the first floor is $13.00, the base annual rent per square foot on the third floor is $12.00 and the base annual rental for the drive-in facility is Twenty Thousand Four Hundred ($20,400.00) Dollars per annum.

     4. With respect to paragraph 6 of the Lease Agreement, the initial operating expenses on the first floor shall be approximately $2.00 per square foot per annum, and on the third floor shall be approximately $4.00 per square foot per annum, the latter expense to include electricity inasmuch as there is a central meter on the third floor. During the term of the Lease, at LESSEE's option, LESSEE may install, at LESSEE's expense, a submeter for use of LESSEE's premises. In calculating the operating expenses, and any increases thereto, expenses attributable to third party vendors will be limited to reasonable, customary and proper costs for services customary to the operation of the building. Further, the management fee charged by the Management Company shall not exceed five (5%) percent of the gross revenue, at any time during the term of the Lease. The operating expenses shall not include the cost of LESSOR's capital improvements.

     5. Lease Commencement and Rent Commencement Date. The lease term of this Lease and the rental shall commence upon the later of the following dates: (a) January 1, 1988, or (b) when LESSOR has obtained a Certificate of Occupancy for the building. Notwithstanding the commencement date of the lease term, LESSEE shall be entitled to possession of the premises as of the date LESSOR has obtained a Certificate of Occupancy for the building, provided that LESSEE has obtained its state charter to operate a state bank at the time of such possession. However, notwithstanding early possession, the rent commencement date shall be as set forth herein.

     6. Rent Adjustment. The base rental for the demised premises and the drive-in facility shall not be adjusted until the commencement of the sixth
(6th) year of the lease term. Beginning with the sixth (6th) year of the lease term, there shall be an adjustment based on the Consumer Price Index as follows: the index number to be used is the index number of wholesale prices of all commodities revised, published by the United States Department of Labor, Bureau of Vital Statistics. If the aforementioned index becomes unavailable, the index to be used is the Consumer Price Index, issued by the United States

Department of Labor for the South Atlantic Group of States. If the last mentioned index becomes unavailable, the index to be used is the index of general price level issued by the Federal Reserve Bank of New York. In the event that the United States Department of Labor ceases to publish a Consumer Price Index, then the increases referred to herein shall be computed based upon the most comparable, available index published by a responsible source.

         It is agreed that the index number as it exists on the first day of the month preceding the commencement of each lease year, commencing with the sixth
(6th) lease year, shall be compared to its position as of the first day of the month preceding the commencement of the previous lease year, except that said index number for the commencement of the sixth lease year shall be compared to its position as of the first day of the month prior to the month during which the lease commencement date occurred. For every increase in the index figure from its position as of the first day of the month preceding the month during which the lease term commenced, the monthly rental initially reserved shall be increased in direct proportion to the increase in the index figure and it shall continue as such amount during the balance of the lease year. In the event that no figures are issued for the month the index is being used, then the first figure of said index issued immediately after such date shall be considered the appropriate index number. Nothing herein shall be construed as reducing the annual rent from that charged the previous year, in the event that the index number hereinabove designated decreases during the lease term.

         In no event shall the base minimum annual rental for any given year be less than three (3%) percent more than the preceding year or more than ten (10%) percent more than the preceding year's base minimum annual rental. With respect to the commencement of the sixth (6th) lease year, the base minimum annual rental shall be no less than twenty-five (25%) percent and no more than forty (40%) percent more than the preceding year's base minimum annual rental.

         The adjustment of base minimum annual rental shall commence at the beginning of the sixth (6th) year of the initial lease term and shall be effective for each year thereafter, including each year of the option term.

     7. Parking. The LESSEE shall be entitled to the exclusive use of nine (9) parking spaces and LESSOR shall assign spaces 133 through 135, and 121 through 126, as designated spaces for bank customer parking. The LESSOR, at LESSEE's expense, shall signify those spaces which are exclusively designated for bank customer parking, by a sign or such other means as designated by LESSEE, provided that same meets all applicable building codes and is approved by LESSOR's architect. In the event Landlord's architect fails to approve said signs or alternative parking designations within fifteen (15) days of submittal, said signage or alternative designation shall be deemed approved. LESSEE shall be responsible for policing of the assigned spaces, and LESSOR shall not be liable for the use of such parking spaces by any other tenant in the building. LESSEE agrees that LESSEE's employees will park in the offsite parking area off the northwest corner of the building site. The LESSOR reserves the right to relocate employee's parking to another location within the building site or within the parking lot property contiguous to the building site, owned by the Sheridan Hills Baptist Church.

     8. Parking Restrictions. With respect to paragraph 14 of the Lease Agreement, LESSOR shall not, in its exercise of control over the parking area, restrict the right of LESSEE's customers to come upon the parking area, nor shall LESSOR engage in any procedures or install devices which would serve to impede or hinder the free flow of traffic and access to the parking area by LESSEE's customers.

     9. Provided that LESSEE is not in default hereunder, the LESSOR does hereby grant the LESSEE the exclusive right, within SHERIDAN EXECUTIVE CENTRE, to operate a banking entity falling under the jurisdiction of the FDIC or FSLIC regulation, including but not limited to a Florida Banking Institution, a National Bank Institution or a State or Federal Savings and Loan Association.

     10. Signage. The LESSOR hereby grants to LESSEE parapet signage on the south side of the building. The signage shall be limited to the east one-third of the south side of said building. LESSOR also grants LESSEE signage on the east side parapet. Such signage shall be limited to the south one-half of the east side of the building. The LESSEE shall be allowed to place its name on the glass at its main entrance. The LESSOR shall grant the pylon sign on 34th Avenue for the exclusive use of the LESSEE. The LESSEE shall bear the cost of this Pylon sign. The LESSEE acknowledges that one other major tenant in the building may place his sign on the parapet on the top of the building on the west one-third of the south side of the building. All signage is subject to the LESSOR's architect's approval, which approval shall not be unreasonably withheld, and the City of Hollywood.

         From and after the execution of this Lease Agreement by both parties hereto, the LESSEE shall be entitled to install a sign, at LESSEE's expense, indicating that the premises are the future site of the LESSEE. Said sign will be located on the first floor window attached to the mullions. The dimensions of the sign shall be approximately four feet by eight feet.

     11. Notwithstanding any other provisions contained in this Lease, in the event the LESSEE is closed or taken over by banking authority of the State of Florida, or other bank supervisory authority, the LESSOR may terminate this Lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election either to continue or to terminate the Lease. Provided that, in the event this Lease is terminated, the maximum claim of LESSOR for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the Lease shall in no event be in an amount exceeding the rent reserved by the Lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the LESSOR, or the date of reentry of LESSOR, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

         It is specifically understood that this paragraph 11 shall not pertain to mergers, acquisitions or takeovers of the LESSEE bank by other financial institutions.

     12. LESSEE agrees to apply for its state charter on or before November 3, 1986. In the event LESSEE does not so apply for its state charter on or before November 3, 1986, then in that event LESSOR shall have the option to cancel this Lease Agreement (and return all deposits paid to LESSEE). Provided, however, that if LESSEE applies for its state charter, said application deemed accomplished as of the date of delivery of same to the State Comptroller's Office, or if mailed, the date of postmark of such application, prior to LESSEE's receipt of LESSOR's written cancellation of this Lease Agreement, then LESSOR shall not have the right to cancel this Lease

Agreement, and the provisions of this paragraph 12 shall be deemed to have been satisfied by LESSEE. In any event, in the event LESSOR does not so notify LESSEE of its option to cancel this Lease Agreement in writing, LESSOR shall be deemed to have elected not to terminate this Lease Agreement. LESSEE shall evidence its application for state charter on or before November 3, 1986, by providing to LESSOR a copy of the cover letter from LESSEE's attorney which will be attached to the application for a state charter. Said copy of the cover letter will be provided to LESSOR and LESSOR's receipt of said correspondence shall constitute sufficient notice so as to comply with the terms of this paragraph. In the event LESSEE does not obtain its state charter to operate a state bank, on or before July 1, 1987, the LESSOR shall have the option to cancel this Lease Agreement and all monies heretofore deposited by LESSEE shall be returned to LESSEE on or before July 15, 1987, or within fifteen (15) days after notification by LESSEE that LESSEE is unable to obtain its bank charter, whichever first occurs. If the LESSOR does not so exercise its option to cancel this Lease Agreement, which option, if exercised at all, must be exercised in writing on or before July 15, 1987, then if the LESSEE fails to receive its bank charter by January 1, 1988, then either LESSOR or LESSEE may cancel this Lease on or before January 15, 1988 and all deposit monies heretofore paid by LESSEE shall be returned within fifteen (15) days from notification of cancellation and no rental money shall be due therefor. There shall be no obligation for LESSOR to return LESSEE's deposit monies, if the failure of LESSEE to obtain the state bank charter was due to negligence or a lack of due diligence on the part of the LESSEE. LESSEE agrees to use due diligence in processing the state banking charter.

     13. Nondisturbance and Attornment Agreement. It shall be a condition precedent to the lease commencement date, and LESSEE's possession of the premises as well as LESSEE's commencement of payment of rental, that LESSOR shall have obtained a nondisturbance agreement from all mortgagees and senior lessors of the property with respect to this Lease Agreement. The LESSEE shall join in such nondisturbance agreement and shall agree to attorn to the holders of any such mortgages or leases in the event they become the LESSOR under the Lease. Such nondisturbance and attornment agreement shall be in a form customarily used in Broward County, Florida.

     14.  Tenant Improvements and LESSEE Finish Credit and Allowance.
LESSOR grants unto LESSEE an interior LESSEE Finish Credit and Allowance equal to Fifteen ($15.00) Dollars per rentable square foot of office space. LESSOR shall pay to LESSEE's contractor its costs for constructing the tenant improvements, within fifteen (15) days of demand, for work performed to the date of such demand, it being understood that Landlord's maximum obligation to such contractor shall be the sum of One Hundred Sixty-Two Thousand Seven Hundred
Four ($162,704.00) Dollars. All draw requests shall be approved by Landlord's architect (solely for the purpose of verifying that the work has been completed in accordance with the plans and specifications previously provided). Any excess allowance not paid to the contractor shall be paid to the LESSEE within fifteen
(15) days from demand, provided that LESSEE's contractor has completed his work. The LESSEE Finish Credit and Allowance referred to herein shall be in addition to all existing improvements for air conditioning and bathroom facilities, which have been furnished to the premises at LESSOR's expense.

         The combined LESSEE Finish Credit Allowance contained under this Lease Agreement as well as the Lease Agreement for the third floor may be allocated by the LESSEE to the first floor premises and the third floor premises, as LESSEE, in its sole discretion, deems fit. However, LESSEE shall cause the following improvements to be included in the third floor premises: drop ceiling, electrical fixtures, air conditioning duct work, perimeter dry wall, floor coverings, white PVC vertical blinds. With respect to the white PVC vertical blinds, same shall be installed on or before December 31, 1986.

         LESSEE also agrees to pay for one-half (1/2) of the cost of vertical blinds on the first floor window of the premises, LESSEE's share of such cost not to exceed the sum of Five Hundred ($500.00) Dollars.

     15. LESSOR has supplied LESSEE with a letter from LESSOR's engineers, a copy of which is attached hereto as Exhibit D, confirming that the building's construction is such as to accommodate the LESSEE's vault and LESSEE's requirements for electrical and communication conduits. Further, electrical lines have been installed in the building to the premises in accordance with the plans and specifications prepared by Cook-Reiff & Associates dated December 15, 1984, revised September 12, 1985.

     16. Security Deposit. The security deposit in the amount of Eight Thousand Five Hundred ($8,500.00) Dollars shall be placed in the trust account of Miller and Schwartz, P.A. This security deposit, if not otherwise returned to the LESSEE pursuant to the terms of this Lease Agreement, will be applied in full toward the first rental installments due under this Lease Agreement.

     17. LESSEE's Right of First Refusal to Purchase the Property. From the date of execution of this Lease Agreement by both parties hereto through December 31, 1993, LESSEE shall have the right to purchase the property described on the attached Exhibit "A" in accordance with the following:

          A. In the event the LESSOR desires to sell the property described on the attached Exhibit A, LESSOR shall first offer to sell same to the LESSEE at the appraised value determined as follows: within fifteen (15) days from notification to LESSEE, LESSEE shall select one MAI appraiser and LESSOR shall select one MAI appraiser. The appraisers shall be given a period of not more than sixty (60) days to arrive at an appraised value. If there is more than a ten (10%) percent differential between the two appraisals, then the two appraisers shall select a third appraiser, within five (5) days from the date of determination of the differential. The third appraiser shall also be MAI certified. The final appraised value, which shall be the sales price of the property, shall be the average of the two appraisals which are closest in value.

               A closing shall take place on or before sixty (60) days from the date the appraised value is determined. Once the appraised value is determined, the parties shall enter into a contract using the form then promulgated by the South Broward Bar Association, or if such form is not available, then by the Broward County Bar Association. Unless agreed otherwise, the purchase price shall be on an "all cash" basis.

               In the event LESSEE fails to respond to LESSOR within the said fifteen (15) day period, by selecting an appraiser, then LESSOR shall be free to offer the property to third parties and list said property for sale.

          B. If LESSOR should withdraw the property from the market, LESSOR is not further obligated to offer the property for sale to LESSEE pursuant to the appraisal method set forth in paragraph 17(A) should it desire to offer the property for sale again, except that, in the event LESSOR has a bona fide offer to purchase the property from a third party, then LESSEE shall have the option of purchasing said property upon the same terms and conditions as offered by the third party. In the event that LESSOR receives a third party offer, then LESSOR shall submit a copy of same to LESSEE, who shall have fifteen
(15) days from the date of its receipt of same within which to exercise its right of first refusal to purchase the property. LESSEE's exercise must be in writing and delivered to LESSOR within the aforementioned fifteen (15) day period, or LESSOR shall be free, without further notice to LESSEE, to consummate the transaction with the third party. In the event that LESSEE elects to purchase the property, then LESSEE and LESSOR shall enter into a contract for the purchase of the property upon the same terms and conditions as contained in the third party offer, or failing that, LESSOR and LESSEE shall proceed to closing based upon the terms of the third party offer. In the event that LESSEE does not so desire to purchase the building, then the LESSEE shall proceed to closing with the third party offeror.

                  From and after five (5) years from the commencement date of the lease term, it is understood that once LESSOR either desires to sell the property and offers to sell same to the LESSEE, in accordance with the appraisal method referred to above in subparagraph A herein, or once LESSOR has a bona fide offer to purchase the property from a third party as referred to in subparagraph B herein, whichever shall first occur, then if LESSEE shall refuse to exercise its right to purchase the property in either of the aforementioned two instances, then LESSOR shall not be further obligated to offer the property for sale to the LESSEE.

                  It is the expressed intent of the parties hereto that such third party offer be a "bona fide" offer and as used herein, "bona fide" shall mean a valid and "arm's length" offer which is accepted by the LESSOR and which closes in accordance with the terms of the offer.

                  Upon execution of this Lease Agreement by both parties hereto, a memorandum, in recordable form, executed by both the LESSOR and LESSEE shall be recorded in the Public Records of Broward County, Florida against the property, indicating that there is a Lease existing between the parties which contains the right of first refusal to purchase the property described in subparagraphs A and B herein. Once the right of first refusal has been terminated in accordance with the terms of this paragraph 17, then at the

LESSOR's request, LESSEE shall join in a written recordable document evidencing the termination of LESSEE's right of first refusal.

     18. LESSOR's and LESSEE's Consent Not To Be Unreasonably Withheld. Wherever in this Lease, LESSOR or its agents (including LESSOR's architect) or employees, or LESSEE or its agents or employees, shall have the right to approve any plans and specifications of the other, or with respect to any issue as to which LESSOR or LESSEE has the right to approve, such approval shall not be unreasonably withheld. Further, either party shall grant approval or set forth in writing its denial of same, within fifteen (15) days of receipt of request for approval, or the failure to so respond within the aforementioned fifteen
(15) day period shall be deemed an approval by the nonresponding party.

     19. With respect to paragraph 17 of the Lease Agreement, LESSOR, its agents or representatives shall not be entitled to enter upon or view any part of the premises which are deemed to be of a confidential and secured nature by LESSEE, including, but not limited to, LESSEE's vault, safe deposit boxes, the area behind the teller line and the like. The LESSOR shall only be entitled to enter the demised premises upon reasonable notice and at reasonable times, with the exception of emergency situations, and will do so in a Manner not to disturb the operation of the LESSEE's business.

     20. With respect to paragraph 50(a) of the Lease Agreement, the LESSOR agrees to subordinate the LESSOR's lien to any institutional lender or a vendor in order to finance the purchase of new or used equipment or fixtures. LESSOR shall execute such documents within fifteen (15) days from request by LESSEE to evidence this subordination.

     21. Notwithstanding anything to the contrary which may be contained in the Lease Agreement, the LESSOR shall indemnify and hold the LESSEE harmless for any acts or negligence or omissions committed by the LESSOR, its agents and/or employees.

     22. Notwithstanding anything to the contrary that may be contained in the Lease Agreement, the LESSOR may not enter the premises by force, but may do so only with legal process or in the event that the premises have been abandoned by the LESSEE.

     23. Notwithstanding anything to the contrary that may be contained in the Lease Agreement, in the event of any litigation arising out of the Lease Agreement, the prevailing party shall be entitled to reimbursement from the non-prevailing party of all of the prevailing party's reasonable costs and attorneys' fees, incurred at both the trial and appellate levels.

     24. At the expiration or termination of this Lease, LESSEE shall be entitled to remove any and all of its moveable trade fixtures, equipment, machinery (including the vault), furniture and all other personal property owned by LESSEE. In so removing the aforementioned property, LESSEE agrees to restore the premises to good condition, ordinary wear and tear accepted, in the event the removal creates any damage to the building structure.

     25. In the event the Comptroller of the State of Florida requires amendments to the Lease Agreement as entered into between the parties hereto, then LESSOR agrees to promptly execute such Addendum. However, in no event, shall LESSOR be obligated to enter into an Addendum which changes the business terms of the Lease, such as the square footage, the amount of rental, the operating expenses or the term.

     26. With respect to paragraph 24 of the Lease Agreement, in the event that the insurance proceeds received by LESSOR as a result of the casualty are not sufficient to restore the building and the shell improvements, as originally installed by the LESSOR, then if LESSOR or LESSEE do not agree to supply the balance of the proceeds, at the election of either party, this Lease shall be terminated, such termination to be effective thirty (30) days from the nonterminating party's receipt of such notice.

     27. With respect to paragraph 25 of the Lease Agreement, LESSEE shall be entitled to file an action for damages against the condemning authority by separate action, provided that such action does not result in a diminution of the LESSOR's award.

     28. Once the LESSEE has obtained its state charter to operate a state bank, and has duly incorporated under the laws of the State of Florida, LESSEE shall, by corporate resolution adopted by the then Board of Directors, ratify this Lease Agreement and a certified copy of such resolution shall be provided to LESSOR as soon as practicable after the Board of Directors meeting at which such resolution was adopted.

         IN WITNESS WHEREOF, the parties have set their hands and seals this 20th day of OCTOBER, 1986.

Signed, sealed and delivered                  LESSOR:
in the presence of:

                                              SHERIDAN EXECUTIVE CENTRE,
                                              a Florida general partnership

                                              By: /s/ [ILLEGIBLE]
----------------------------                      ------------------------------

----------------------------                  LESSEE:

                                              FLORIDA FIRST INTERNATIONAL BANK,
                                              a Florida banking corporation
                                              in organization

/s/ [ILLEGIBLE]                               By: /s/ [ILLEGIBLE]
-------------------------------                   ------------------------------

/s/ [ILLEGIBLE]
-------------------------------

06/24UU:jac
#
 -------------------

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

That portion of Blocks 29 and 34 together with that portion of vacated Florida Street (now known as Hood Street) all being a portion of "Hollywood Gardens" according to the Plat thereof, as recorded in Plat Book 6, Page 21 of the public Records of Broward County, Florida more particularly described as follows:

Commence at a point on the North line of lot 14 of said Block 29, said point being 5.00 feet East of the West line of Lot 14; Thence Southerly along the line
5.00 feet East of the West line of lots 14 and 27, a distance of 187.00 feet to the Point of Beginning; Thence continue along the Southerly extension of said line 272.35 feet to a point on the North Right-Of-Way line of Sheridan Street; Thence Easterly along said North Right-Of-way line 270.00 feet to a point on the East line of lot 37 of said Block 34; Thence Northerly along the East line of Lot 37 and Lot 4 and its Northerly extension 217.75 feet to a point in the center line of the previously mentioned Florida Street; Thence Easterly along Said center line 160.00 feet to a point on the Westerly Right-Of-Way line of N. 34th Avenue; Thence Northeasterly along said Right-Of-Way line by interior angle of 113 degrees 30'00", 21.73 feet; Thence Northerly continuing along said Right-Of-Way line by interior angle of 166 degrees 28'05", 33.00 feet to a point being 187.00 feet South of the North line of said Block 29; Thence Westerly, parallel with and 187.00 feet South of the North line of said Block 29, 444.21 feet to the Point of Beginning.

Said lands containing 1.88324 Acres.

SEC/0L/4:86

                                  EXHIBIT "B"

                               [FIRST FLOOR PLAN]

                                  EXHIBIT "B"

                               [THIRD FLOOR PLAN]

                                   EXHIBIT "C"

1. Air conditioning equipment as shown on plans of Cook-Reiff and Associates, Page A/C-1 dated 12/15/84, revised 9/12/85 and A/C-3 dated 12/15/84.

2. Poured concrete slab floor for suites 301 - 307, no concrete floor for suite 104.

3.       Bathroom (l) approximately 5 feet by 5 feet, Suite 104.

4. Electrical service to pannel box located in premises as shown plans of Cook-Reiff and Associates, Page 1-2 dated 12/15/84 and revised 9/12/85, for suite 104.

5. Drive-in teller canopy (subject to revision by Cook-Reiff and Associates and/or the City of Hollywood) as per plans of Cook-Reiff and Associates dated 10/6/86.

                                   EXHIBIT "D"

COOK-REIFF
associates inc

September 17th 1986.

Drs. Weil & Berman
c/o Paramount Realty
3363 Sheridan Street
Hollywood
Florida 33021.

Re:    Sheridan Office Building

Dear Doctors:

I have confirmed from our electrical and mechanical consultants that the electrical service and air conditioning provided in the documents for tenant space 104 has been designed for normal office occupancy. The building has sufficient power to provide for any additional electrical service that the detail design for a specific financial installation may require.

Further, the structural earthen embankment installed within this area has a safe load capacity 3,500 P.S.F. established by the geotechnical engineer for this project. This safe bearing value will permit the structural design that would be required for the installation of normal vault construction.

Sincerely.

COOK-REIFF ASSOCIATES, INC.


/s/ Joseph G. Reiff
Joseph G. Reiff, P.E.

JGR/c

    Architecture             Engineering          Land Planning     Interior Design
411 South 21st Avenue, Hollywood, Florida 33020   (305)920-4004    Miami (305)944-2376